Exhibit 10.1

CONFIDENTIAL

July 26, 2006

GluMetrics Inc.

15375 Barranca Parkway, Suite I-108

Irvine, California 92618

Ladies and Gentlemen:

Diametrics Medical, Inc., a Minnesota corporation (“DMED”), in consideration for the payment of US $125,000 (the “Purchase Consideration”), shall sell, assign and transfer to GluMetrics Inc., a California corporation (the “Purchaser”), free and clear of all liens, all of DMED’s right, title and interest in and to all of the equity securities (the “Securities”) of TGC Research Limited, a United Kingdom limited company (“TGC”).

DMED hereby agrees that US $XXXX (the “Escrow Amount”) of the Purchase Consideration shall be delivered by Purchaser into escrow with Optima Escrow, Inc. (the “Agent”), pursuant to the terms of an Escrow Agreement in the form set forth in Exhibit B hereto (the “Escrow Agreement”). The Escrow Amount shall be available for the compromise and settlement of the liabilities set forth on Exhibit A hereto (the “Liabilities”) by DMED, and the remaining proceeds thereof shall then be released to DMED, all in accordance with the terms of the Escrow Agreement. This letter agreement shall in no way obligate, or be deemed to obligate, DMED to pay any amounts to any creditors of TGC with respect to the liabilities set forth on Exhibit A and neither such creditors nor any other party shall be a third-party beneficiary of the agreements set forth herein.

By execution of the signature page to this letter agreement, DMED hereby agrees to the sale, assignment and transfer of the Securities by DMED to the Purchaser contemplated by this letter agreement. DMED and TGC each hereby waives any claim that may exist in its favor against the other, and releases the other from any and all obligations of or relating to the other.

By execution of a counterpart signature page to this letter agreement, Purchaser hereby agrees to the sale, assignment and transfer of the Securities by DMED to the Purchaser contemplated by this letter agreement and, in conjunction therewith, assumes the obligations of TGC, and releases DMED and its affiliated entities from any and all obligations of or relating to TGC. Within three (3) business days from the date hereof, Purchaser shall deliver the Escrow Amount into escrow with the Agent and pay in cash funds the remaining Purchase Consideration to DMED.

The undersigned agree that DMED’s maximum liability to the Purchaser for breach of any representation, warranty or covenant herein or Exhibit C or any other claim related hereto shall be limited to the Purchase Consideration, less any portion thereof that is used to resolve the Liabilities. The representations and warranties on Exhibit C hereto shall survive the closing of the sale of the Securities for a period of twelve months after the date hereof.

This letter agreement shall be interpreted in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed wholly within that jurisdiction, without reference to the conflicts of laws principles thereof. This letter agreement may be executed in counterparts, each one of which shall be deemed an original and all of which taken together shall constitute one and the same document.

[Signature Page Follows]

Sincerely,

DIAMETRICS MEDICAL, INC.

/s/ Heng Chuk
Heng Chuk
Chief Financial Officer & Secretary

Accepted and Agreed:

GLUMETRICS INC.

By:	/s/ William Markle
Name:	William Markle
Title:	President & Chief Executive Officer

Exhibit A

TGC Liabilities

[See Attached]

Exhibit B

Escrow Agreement

[See Attached]

Exhibit C

Representations and Warranties

Diametrics Medical, Inc., a Minnesota corporation (“DMED”) hereby represents and warrants to GluMetrics Inc., a California corporation (“Purchaser”), in connection with the letter agreement dated July 26, 2006 between DMED and Purchaser (the “Letter Agreement”), as follows. Capitalized terms used and not defined in this Exhibit C have the meanings set forth in the Letter Agreement.

1. Existence, Good Standing and Power. DMED is a corporation validly existing and in good standing under the laws of the State of Minnesota. DMED has all requisite power and authority to execute and deliver the documents and instruments to be executed and delivered by DMED in connection with the sale, assignment, and transfer (the “Assignment”) of the Securities to the Purchaser as described in the Letter Agreement.

2. Authority. The undersigned is authorized to execute and deliver the Letter Agreement and any other documents and instruments to be executed by DMED in connection with the Assignment. Execution and delivery of these representations and any other documents and instruments to be executed and delivered by DMED in connection with the Assignment have been duly authorized by all necessary corporate action on the part of DMED.

3. Third Party Approvals. The execution and delivery by DMED of the Letter Agreement does not require any consents, waivers, authorizations or approvals of any third persons or entities with respect to DMED that have not been obtained by DMED. Except for public filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations related thereto, no filings with any third persons or entities are required by DMED in connection with the Assignment.

4. Ownership to the Securities. DMED is the record and beneficial owner of the Securities free and clear of any and all liens. The Securities represent all of the issued and outstanding capital stock of TGC and there are no options or rights to acquire any securities of TCG existing or otherwise held by any third party. DMED has requisite power and authority to sell, transfer, assign and deliver the Securities as contemplated by the Assignment, and such delivery will convey to the Purchaser good and valid ownership of the Securities, free and clear of any and all liens.

5. Title to Patents. Since December 3, 2005, neither TGC nor DMED, on behalf of TGC, have taken any action to sell, assign, transfer, encumber or otherwise convey from TGC to any third party any of the patents set forth on Schedule 1 hereto or any interest therein.

6. Outstanding Liabilities. To the current, actual knowledge of DMED’s current Chief Financial Officer and Chief Executive Officer, without either of them having undertaken any investigation, TGC’s outstanding liabilities are set forth on Exhibit A to the Letter Agreement.

Schedule 1

Patents

Patent No.	Issue Date	Title
4,889,407	12-26-89	Optical Waveguide Sensor and Method of Making Same

5,257,338	10-26-93	Device for Transmitting and Returning Light and Apparatus and Method of Manufacture

5,511,547	04-30-96	Solid State Sensors

5,596,988	01-28-97	Multi-Parameter Sensor Apparatus

6,585,665	07-01-03	Probe – Used to Position Sensors in Body Tissue

6,623,490	09-23-03	Cranial Bolt – Used to Access Brain with a Sensor

6,702,972	03-09-04	Method of Making a Kink-resistant Catheter